SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-OIL DRI CORPORATION OF AMERICA
          GAMCO ASSET MANAGEMENT INC.
                       6/20/07              700            17.2900
                       6/19/07              300            17.2700
                       6/19/07            1,000            17.2300
                       6/18/07            5,900            16.9951
                       6/15/07           28,900            16.8463
                       6/15/07            3,800            16.9774
                       6/14/07            3,500            17.0657
                       6/13/07            2,100            17.0733
                       6/13/07            1,500            17.0553
                       6/13/07              500            16.9500
                       6/13/07              900            17.1167
                       6/13/07              700            17.0900

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.